UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 13, 2007
DISCOVERY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51205 (Commission File Number)	20-2471174 (I.R.S. Employer Identification No.)
12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (720) 875-4000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 13, 2007, Discovery Holding Company (the “Company”) and Advance/Newhouse Programming Partnership issued a joint press release announcing that they have signed a non-binding Letter of Intent, pursuant to which the Company and Advance/Newhouse will combine their stakes in Discovery Communications and Animal Planet. In connection with the proposed transaction, the Company would spin off to its shareholders a wholly-owned subsidiary holding the networks and creative services businesses of Ascent Media Group. The transactions are subject to, among other things, the negotiation, execution and delivery of definitive documentation by the parties thereto. Upon completion of the transactions, a new public holding company formed for purposes of the transaction will own 100% of Discovery Communications and Animal Planet, and Advance/Newhouse will own preferred stock of the new holding company that, immediately after the closing of the transactions, will be convertible into shares representing one-third of the outstanding shares of common stock of the new holding company.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release, dated December 13, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 13, 2007

DISCOVERY HOLDING COMPANY
By:	/s/ Charles Y. Tanabe
	Name:	Charles Y. Tanabe
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description
99.1	Press Release, dated December 13, 2007